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                                                                  EXHIBIT (d)(4)


                          [Razorfish, Inc. Letterhead]



                                 January 6, 2003


SBI and Company
SBI Purchase Corp.
2825 East Cottonwood Parkway, Suite 480
Salt Lake City, Utah 84121

Dear Sirs:

     Reference is made to the Acquisition Agreement and Agreement and Plan of Merger, dated as of November 21, 2002, by and among SBI and Company ("Parent"), SBI Purchase Corp. ("Purchaser") and Razorfish, Inc. ("Razorfish"). Razorfish hereby consents to the Purchaser's reduction of the Minimum Condition (as defined in the Acquisition Agreement) to a majority of Razorfish Shares (as defined in the Acquisition Agreement) outstanding.



                                                 RAZORFISH, INC.

                                                 /s/  John Roberts
                                                 -----------------
                                                 By:   John Roberts
                                                 Title: Chief Financial Officer